EXHIBIT 99.1

NMI Holdings, Inc. Reports First Quarter 2015 Financial Results,
Flow NIW Grows 23% Sequentially
NMI Holdings, Inc. (Nasdaq: NMIH) today reported results for the first quarter ended Mar. 31, 2015. The company reported a net loss for the first quarter of $7.8 million or $0.13 per share, which compares with a loss of $10.0 million, or $0.17 per share, in the prior quarter, and $15.1 million, or $0.26 per share, in the first quarter of 2014.
Bradley Shuster, chairman and CEO of National MI, said, “In the first quarter, National MI delivered solid growth in primary flow new insurance written, and we are off to a great start for the year. We also were pleased to see release of the final PMIERs last month, which we believe will help to restore confidence in the private mortgage insurance market. With significant available assets, National MI has the capacity to write approximately $20 billion of new insurance, positioning us to take on an increasing role in providing credit enhancement to the housing finance industry.”

•	“Flow” new insurance written (NIW) for the first quarter was $1,154 million, up 23% from $936 million in the prior quarter and up significantly from $77 million in the same quarter a year ago.

•	Aggregated single-premium NIW for the first quarter was $542 million, compared with $757 million in the prior quarter and $278 million in the first quarter of 2014.

•
Total NIW for the first quarter, which typically is weak seasonally compared with the fourth quarter, was $1,696 million, up slightly from $1,692 million in the prior quarter and up substantially from $354 million in the same quarter a year ago.

•	Premiums earned for the quarter were $6.9 million, up from $5.5 million in the prior quarter. Investment income in the first quarter was $1.6 million, up from $1.3 million in the prior quarter.

•
Total expenses in the first quarter were $18.5 million, including stock-based compensation expense of approximately $2 million. This is up approximately 5% from $17.7 million in the prior quarter, reflecting modest increases in both fixed and variable expenses.

•
As of the end of the first quarter, the company had approved master policies in place with 777 customers, up from 735 as of the end of the prior quarter, and up from 436 as of the end of the first quarter of 2014. Customers delivering NIW in the quarter grew to 291, which compares with 251 in the prior quarter and 35 in the same quarter a year ago.

•
As of Mar. 31, 2015, the company had primary insurance-in-force of $4,835 million, up from $3,370 million at the prior quarter end and up 839% from $515 million as of Mar. 31, 2014. Pool insurance-in-force as of the end of the first quarter was $4,621 million, compared with $4,722 million at the prior quarter-end and $5,029 million as of Mar. 31, 2014.

•
As of Mar. 31, 2015, cash and investments were $434 million, including $158 million at the holding company, and book equity was $423 million, equal to $7.23 per share. This book value excludes any benefit attributable to the company’s net deferred tax asset of approximately $54 million as of Dec. 31, 2014.

•	As of Mar. 31, 2015, the company’s risk-to-available assets ratio in its insurance companies was 5:1, which compares with the maximum risk-to-available assets ratio under the final PMIERs of 18:1.

EXHIBIT 99.1

Conference Call and Webcast Details
NMI Holdings, Inc. will hold a conference call today, May 5, 2015, at 2:00 p.m. Pacific / 5:00 p.m. Eastern to discuss results for the quarter. The conference call will be broadcast live on the company’s website, on the "Events and Presentations" page of the "Investors" section at http://ir.nationalmi.com. The call may also be accessed by dialing (888) 734-0328 inside the U.S., or (678) 894-3054 for international callers using Conference ID: 29793567, or by referencing NMI Holdings, Inc. Investors and analysts are asked to dial-in ten minutes before the conference call begins.

About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: our ability to implement our business strategy, including our ability to attract and retain a diverse customer base and to achieve a diversified mix of business across the spectrum of our product offerings; changes in the business practices of the GSEs that may impact the use of private mortgage insurance; our ability to comply with the financial requirements of the PMIERs, once effective; our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs; heightened competition for our mortgage insurance business from other private mortgage insurers and the FHA; changes to laws and regulations that impact the role of the GSEs in the secondary market or the use of private mortgage insurance; and general economic downturns and volatility. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014 and other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.
Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
(510) 788-8417
john.swenson@nationalmi.com

EXHIBIT 99.1

Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
	For the three months ended March 31,
	2015	2014
Revenues	(In Thousands, except for share data)
Net premiums written	$12,921	$5,178
Increase in unearned premiums	(5,985)	(3,274)
Net premiums earned	6,936	1,904
Net investment income	1,596	1,489
Net realized investment gains	613	—
Gain from change in fair value of warrant liability	1,248	817
Gain from settlement of warrants	—	37
Total revenues	10,393	4,247
Expenses
Insurance claims and claims expenses	104	—
Underwriting and operating expenses	18,350	19,302
Total expenses	18,454	19,302
Loss before income taxes	(8,061)	(15,055)
Income tax benefit	(241)	—
Net loss	$(7,820)	$(15,055)

Loss per share
Basic and diluted loss per share	$(0.13)	$(0.26)
Weighted average common shares outstanding	58,485,899	58,061,299

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	March 31, 2015	December 31, 2014
	(In Thousands)
Total investment portfolio	$367,947	$336,501
Cash and cash equivalents	66,420	103,021
Deferred policy acquisition costs, net	5,283	2,985
Software and equipment, net	12,913	11,806
Other assets	9,176	8,952
Total assets	$461,739	$463,265
Reserve for insurance claims and claims expenses	$187	$83
Accounts payable and accrued expenses	6,845	10,646
Unearned premiums	28,054	22,069
Warrant liability	2,124	3,372
Current tax payable	1,190	—
Deferred tax liability	137	137
Total liabilities	38,537	36,307
Total shareholders' equity	423,202	426,958
Total liabilities and shareholders' equity	$461,739	$463,265

EXHIBIT 99.1

New Insurance Written (NIW), Insurance in Force (IIF) and Risk in Force (RIF)
The table below shows primary NIW, IIF, RIF, policies in force, the weighted average coverage and loans in default, by quarter, for the last five quarters.

Primary portfolio trends	As of and for the Quarter Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Dollars in Thousands)
New insurance written	$1,696,142	$1,692,187	$974,910	$429,944	$354,313
Insurance in force (1)	$4,835,248	$3,369,664	$1,812,956	$939,753	$514,796
Risk in force (1)	$1,145,602	$801,561	$435,722	$220,949	$115,467
Policies in force (1)	21,225	14,603	7,628	3,865	2,072
Weighted average coverage (2)	23.7%	23.8%	24.0%	23.5%	22.4%
Loans in default (count)	6	4	—	1	—
Risk in force on defaulted loans	$350	$208	$—	$100	$—

(1)	Reported as of the end of the period.

(2)	End of period RIF divided by IIF.
The table below shows primary and pool IIF, NIW and premiums written and earned.

Primary and pool IIF and NIW	As of and for the quarter ended
	March 31, 2015		December 31, 2014
	IIF	NIW	IIF	NIW
	(In Thousands)
Monthly	$2,258,776	$918,697	$1,400,893	$735,559
Single	680,880	235,517	454,691	200,108
Aggregated single	1,895,592	541,928	1,514,080	756,520
Total primary	$4,835,248	$1,696,142	$3,369,664	$1,692,187

Pool	4,621,346	—	4,721,674	—
Total	$9,456,594	$1,696,142	$8,091,338	$1,692,187

Primary and pool premiums written and earned	For the quarter ended
	March 31, 2015	December 31, 2014
	(In Thousands)
Net premiums written	$12,921	$14,139
Net premiums earned	6,936	5,510
The tables below show the weighted average FICO and the weighted average LTV, by policy type, for the quarter in which the policy was originated.

Weighted Average FICO
	March 31, 2015	December 31, 2014	March 31, 2014
Monthly	740	740	749
Single	767	753	759

Weighted Average LTV
	March 31, 2015	December 31, 2014	March 31, 2014
Monthly	91%	91%	92%
Single	89	90	89

EXHIBIT 99.1

The table below reflects our total primary and pool IIF and RIF by FICO.

	As of March 31, 2015
Total Portfolio	IIF		RIF
	(Dollars in Thousands)
>= 740	$6,802,681	71.9%	$787,381	63.6%
680 - 739	2,333,269	24.7	403,299	32.6
620 - 679	320,644	3.4	48,012	3.8
<= 619	—	—	—	—
Total	$9,456,594	100.0%	$1,238,692	100.0%
The table below reflects our primary NIW, IIF and RIF by FICO by book year.

	Year to date March 31, 2015		As of March 31, 2015
Primary - 2015 Book	NIW		IIF		RIF
	(Dollars in Thousands)
>= 740	$1,099,281	64.8%	$1,091,628	64.7%	$251,081	63.8%
680 - 739	520,069	30.7	518,500	30.7	124,849	31.7
620 - 679	76,792	4.5	76,549	4.6	17,805	4.5
<= 619	—	—	—	—	—	—
Total	$1,696,142	100.0%	$1,686,677	100.0%	$393,735	100.0%

	Year ended December 31, 2014		As of March 31, 2015
Primary - 2014 Book	NIW		IIF		RIF
	(Dollars in Thousands)
>= 740	$2,178,995	63.1%	$1,896,783	62.1%	$446,935	61.2%
680 - 739	1,156,785	33.5	1,049,082	34.3	256,309	35.1
620 - 679	115,574	3.4	110,474	3.6	27,239	3.7
<= 619	—	—	—	—	—	—
Total	$3,451,354	100.0%	$3,056,339	100.0%	$730,483	100.0%

	Year ended December 31, 2013		As of March 31, 2015
Primary - 2013 Book	NIW		IIF		RIF
	(Dollars in Thousands)
>= 740	$113,907	70.2%	$61,109	66.3%	$13,931	65.1%
680 - 739	47,102	29.0	30,127	32.7	7,183	33.6
620 - 679	1,163	0.8	996	1.0	270	1.3
<= 619	—	—	—	—	—	—
Total	$162,172	100.0%	$92,232	100.0%	$21,384	100.0%

EXHIBIT 99.1

The table below reflects our pool NIW, IIF and RIF by FICO.

	Year ended December 31, 2013		As of March 31, 2015
Pool - 2013 Book	NIW		IIF		RIF
	(Dollars in Thousands)
>= 740	$4,186,844	81.0%	$3,753,161	81.2%	$75,434	81.0%
680 - 739	832,755	16.1	735,560	15.9	14,958	16.1
620 - 679	152,065	2.9	132,625	2.9	2,698	2.9
<= 619	—	—	—	—	—	—
Total	$5,171,664	100.0%	$4,621,346	100.0%	$93,090	100.0%
The tables below reflect our average primary loan size by FICO and the percentage of our RIF by loan type.

	March 31, 2015	December 31, 2014
Average primary loan size by FICO	(In Thousands)
>= 740	$234	$236
680 - 739	221	225
620 - 679	200	205
<= 619	—	—

Percentage of RIF by loan type	Primary	Pool
As of March 31, 2015
Fixed	96.4%	100.0%
Adjustable rate mortgages:
Less than five years	—	—
Five years and longer	3.6	—
Total	100.0%	100.0%
The following table reflects our RIF by LTV ratio.

Total RIF by LTV	Primary			Pool
	RIF	% of Total LTV	Policy Count	RIF	% of Total LTV	Policy Count
As of March 31, 2015	(Dollars in Thousands)
95.01% and above	$11,459	1.0%	226	$—	—%	—
90.01% to 95.00%	608,361	53.1	9,681	—	—	—
85.01% to 90.00%	418,850	36.6	7,175	—	—	—
80.01% to 85.00%	106,918	9.3	4,142	—	—	—
80.00% and below	14	—	1	93,090	100.0	20,257
Total RIF	$1,145,602	100.0%	21,225	$93,090	100.0%	20,257

EXHIBIT 99.1

Geographic Dispersion
The following tables show the distribution by state of our IIF and RIF, for both primary and pool insurance.

Top 10 primary IIF and RIF by state		IIF	RIF
As of March 31, 2015
1.	California	15.1%	14.7%
2.	Texas	6.5	6.9
3.	Florida	4.9	5.0
4.	Michigan	4.7	4.7
5.	Colorado	3.9	3.8
6.	Arizona	3.7	3.9
7.	Pennsylvania	3.7	3.7
8.	Virginia	3.7	3.5
9.	Ohio	3.6	3.8
10.	North Carolina	3.5	3.6
	Total	53.3%	53.6%

Top 10 pool IIF and RIF by state		IIF	RIF
As of March 31, 2015
1.	California	28.6%	28.0%
2.	Texas	5.3	5.4
3.	Colorado	3.9	3.9
4.	Washington	3.8	3.8
5.	Massachusetts	3.7	3.7
6.	Illinois	3.7	3.7
7.	Virginia	3.7	3.7
8.	New York	2.8	2.9
9.	New Jersey	2.8	2.8
10.	Florida	2.7	2.8
	Total	61.0%	60.7%